Stevens & Lee
Lawyers & Consultants

111 North 6th Street
Reading, PA 19601
(610) 478-2000  Fax (610) 376-5610
www.stevenslee.com

May 4, 2011

Board of Directors
Shiner International, Inc.
19/F Didu Building
Pearl River Plaza
No. 2 North Longkun Road
333 S. Guangchang Road
Haikou, Hainan Province
The People’s Republic of China  570125

Re:	Registration Statement on Form S-1

Gentlemen:

We are counsel to Shiner International, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended, of the resale of up to 3,130,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company, 2,608,336 shares of which are issued and outstanding and 521,664 shares of which are issuable upon exercise of outstanding warrants (the “Warrants”).  All shares of Common Stock being registered under the Registration Statement are to be offered and sold, if at all, by certain stockholders of the Company (the “Selling Stockholders”).

In connection herewith we have reviewed:

(1)           The Amended and Restated Articles of Incorporation of the Company, as set forth in Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 0001-33960) filed with the U.S. Securities and Exchange Commission (“SEC”) on July 27, 2007;

(2)           The Amended and Restated Bylaws of the Company, as set forth in Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 0001-33960) filed with the SEC on July 27, 2007;

(3)           A specimen stock certificate representing the Company’s common stock, $0.001 par value per share, as set forth in Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 0001-33960) filed with the SEC on July 27, 2007;

Philadelphia     •     Reading     •     Valley Forge     •     Lehigh Valley     •     Harrisburg     •     Lancaster     •     Scranton
Williamsport      •       Wilkes-Barre       •       Princeton       •       Cherry Hill        •       New York        •       Wilmington

A PROFESSIONAL CORPORATION

Stevens & Lee
Lawyers & Consultants

Board of Directors
May 4, 2011

(4)           A certificate of good standing with status in good standing, dated February 24, 2011, issued by the Department of State of the State of Nevada, with respect to the Company;

(5)           Certain resolutions of the Board of Directors of the Company, certified as true, correct, complete and currently in effect on the date hereof by the secretary of the Company; and

(6)           A secretary’s certificate executed on behalf of the Company.

In rendering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company’s management; however, we have no reason to believe that any such representations are incorrect or incomplete.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.  In connection with this letter, we have concerned ourselves solely with the application of the laws of the State of Nevada and the laws of the United States, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

Based upon our review of the foregoing, it is our opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders, to the extent currently outstanding, have been duly authorized and legally issued by the Company and are fully paid and nonassessable, and to the extent issuable upon exercise of the Warrants held by the Selling Stockholders, when issued in accordance with the exercise provisions of such Warrants, will be duly authorized and legally issued by the Company and will be fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the registration statement and to the reference to our firm in the prospectus that is made a part of the registration statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee